Exhibit 99.1

March 18, 2013

COMPANY CONTACT:
FutureFuel Corp.
Lee E. Mikles, President
(805) 565-9800 www.futurefuelcorporation.com

FutureFuel releases fourth quarter and full year 2012 results

Reports net income of $34.3 million or $0.83 per diluted share, and adjusted EBITDA of $52.5 million

Conference call begins at 9:00 a.m. Eastern time March 19, 2013

CLAYTON, Mo. (March 18, 2013) – FutureFuel Corp. (NYSE: FF), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the year ended December 31, 2012.

Fourth Quarter 2012 Financial Highlights (all comparisons are with the fourth quarter of 2011)

●	Revenues were $74.6 million, down 16.8% from $89.6 million
●	Adjusted EBITDA was $6.0 million, down 69.6% from $19.6 million
●	Net income decreased to $6.2 million, or $0.15 per diluted share, from $10.6 million, or $0.26 per diluted share.

2012 Financial Highlights (all comparisons are with the year ended December 31, 2011)

●	Revenues were $351.8 million, up 13.5% from $309.9 million
●	Adjusted EBITDA was $52.5 million, a 15.0% decrease from $61.7 million
●	Net income decreased to $34.3 million, or $0.83 per diluted share, from $34.5 million, or $0.84 per diluted share, decreases of 0.6% and 1.2%, respectively

“2012 presented FutureFuel with several challenges – we experienced declining revenues from our two largest chemical customers, a biodiesel industry without the support of the $1.00 federal blenders tax credit and a biodiesel industry whose mandated usage requirement was largely met early in the fourth quarter of 2012. As a result, financial results, particularly those of the fourth quarter for biodiesel, suffered,” said Lee Mikles, FutureFuel president. “Despite these challenges, FutureFuel generated income from operations of over $46 million and net income approximately equivalent to that earned in 2011.

“While our biodiesel business faced significant headwinds in the fourth quarter of 2012, we are optimistic about this segment’s prospects in 2013 as market conditions have improved since yearend. Additionally, we retain a strong pipeline of potential new custom chemical products, which bodes well for the financial future of our chemicals segment.”

Key 2012 Corporate Milestones

FutureFuel’s year-to-date corporate milestones include:

●	The payment of dividends in 2012 totaling $1.60 per common share, including a $1.20 per share special dividend

●

The signing of an amendment with our existing customer for our bleach activator product, extending the terms of our agreement to December 31, 2016 and allowing us the right to sell certain formulations of this product to other customers

●	Ranked as one of the top 25 small public companies in America by Forbes magazine in October 2012

2013 Regular Cash Dividends

FutureFuel declared normal quarterly dividends of $0.11 per share for 2013, payable in March, June, September, and December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31, 2012	Three Months Ended December 31, 2011	Dollar Change	% Change
Revenues	$74,589	$89,609	$(15,020)	(16.8%	)
Income from operations	$4,716	$16,381	$(11,665)	(71.2%	)
Net income	$6,169	$10,621	$(4,452)	(41.9%	)
Earnings per common share - basic	$0.15	$0.26	$(0.11)	(42.3%	)
Earnings per common share – diluted	$0.15	$0.26	$(0.11)	(42.3%	)
Capital expenditures (net of customer reimbursements and grants)	$1,351	$1,842	$(491)	(26.7%	)
Adjusted EBITDA	$5,959	$19,600	$(13,641)	(69.6%	)
Cash and cash equivalents and marketable securities	$146,505	$146,039	$466	0.3%

	Twelve Months Ended December 31, 2012	Twelve Months Ended December 31, 2011	Dollar Change	% Change
Revenues	$351,829	$309,885	$41,944	13.5%
Income from operations	$46,092	$51,615	$(5,523)	(10.7%	)
Net income	$34,304	$34,509	$(205)	(0.6%	)
Earnings per common share - basic	$0.83	$0.85	$(0.02)	(2.4%	)
Earnings per common share – diluted	$0.83	$0.84	$(0.01)	(1.2%	)
Capital expenditures (net of customer reimbursements and grants)	$7,786	$9,884	$(2,098)	(21.2%	)
Adjusted EBITDA	$52,474	$61,701	$(9,227)	(15.0%	)

Full Year 2012 Financial and Business Summary

Revenues for the year ended December 31, 2012 were $351.8 million as compared to revenues for the year ended December 31, 2011 of $309.9 million, an increase of 14%. Revenues from biofuels increased 35% and accounted for 54% of total revenues in 2012 as compared to 46% in 2011. Revenues from chemicals decreased 5% and accounted for 46% of total revenues in 2012 as compared to 54% in 2011. Revenues from the bleach activator and the proprietary herbicide and intermediates are together the most significant components of our chemicals segment revenue base, accounting for 25% of total revenues for the year ended December 31, 2012 as compared to 35% for the year ended December 31, 2011. These products comprised a smaller percentage of our total revenues in 2012 as revenues from our biofuels segment assumed a larger percentage. Additionally, revenues from the bleach activator and the proprietary herbicide decreased in 2012. This decrease was attributable to reduced volumes for both products in 2012, partially offset by increased per unit sales prices. Revenues from biofuels increased from $141.6 million in 2011 to $191.4 million in 2012. Sales of biodiesel in the first quarter of 2011 were limited due to the initial conversion to lower grade biodiesel feedstocks and adaptation to the improvement in biodiesel economics, whereas in 2012, despite a decline in fourth quarter sales quantities, biodiesel was produced and sold over a larger percentage of the fiscal year. As a result, revenues from biofuels increased substantially in 2012 compared to 2011.

Income from operations decreased to $46.1 million in 2012 from $51.6 million in 2011. FutureFuel does not report income from operations by segment, but does report segment gross profit. The chemicals segment gross profit increased 14% to $48.7 million in 2012 from $42.7 million in 2011. Biofuels segment gross profit decreased to $8.6 million in 2012 from $19.1 million in 2011. Market conditions were less favorable for biodiesel in 2012 as compared to 2011 partly as a result of the expiration of the $1.00 blenders’ credit at December 31, 2011. When in effect, this credit was recorded as a reduction in cost of goods sold and distribution expense in our consolidated statement of operations. After its expiration, no related reduction to cost of goods sold and distribution expense was recorded. The existence of this credit was a significant factor in the profitability of biodiesel production. Further reducing 2012 biofuel gross margin relative to its gross margin in 2011 was a reduction in 2012 of the amount we were awarded under the USDA Section 9005 – Advanced Biofuel Producers program. In 2011 we were awarded approximately $1.9 million and in 2012 we were awarded $0.8 million under this program.

Biodiesel profitability was particularly low in the fourth quarter of 2012, as the 2012 biodiesel consumption mandate established by the government was largely met early in the quarter.

On January 3, 2013, the blenders’ credit was retroactively reinstated for 2012 and extended through December 31, 2013. This action resulted in our biodiesel blending activities from January 1, 2012 to December 31, 2012 qualifying for this credit. The retroactive credit for 2012 totals $2.5 million and will be recognized as a reduction in cost of goods sold in the first quarter of 2013.

FutureFuel reported net income of $34.3 million, or $0.83 per diluted share, for 2012, compared with net income of $34.5 million, or $0.84 per diluted share, in 2011. Adjusted EBITDA for the 2012 totaled $52.5 million, down from $61.7 million in 2011.

Capital Expenditures

Capital expenditures were $9.1 million in 2012, compared with $23.2 million in 2011. This decrease was attributable to the completion of certain capital projects undertaken on behalf of certain of our customers. FutureFuel is reimbursed for a portion of these expenditures by certain customers and grants as summarized in the following table.

(Dollars in thousands)

	Twelve Months Ended December 31, 2012	Twelve Months Ended December 31, 2011
Capital expenditures	$9,112	$23,208
Cash received from customers and grants as reimbursement of capital expenditures	(1,326)	(13,324)
Net cash paid for capital expenditures	$7,786	$9,884

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $146.5 million as of December 31, 2012, compared with $146.0 million as of December 31, 2011.

Conference Call and Webcast

A conference call and webcast will be held March 19, 2013 beginning at 9:00 a.m. Eastern time (8:00 a.m. Central time). To access the conference call, dial (877) 251-1860 (U.S. and Canada) or (224) 357-2386 (international callers). The webcast will also be available in the investor relations section of the company’s website at www.futurefuelcorporation.com. A replay of the call and webcast will begin approximately two hours after the live call has ended. To access the replay, dial (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international callers) and enter the conference ID number: 17913611.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products and biobased products comprised of biofuels and biobased specialty chemical products. In its chemicals business, it manufactures specialty chemicals for specific customers (custom manufacturing) as well as multi-customer specialty chemicals (performance chemicals). Its custom manufacturing product portfolio includes a bleach activator for a major detergent manufacturer, a proprietary herbicide and intermediates for a major life sciences company, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. The performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. In its biofuels segment, the company predominantly produces biodiesel. Visit www.futurefuelcorporation.com for more information on FutureFuel.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2012 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document which reflect FutureFuel’s management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones FutureFuel faces. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, and other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	December 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$58,737	$89,745
Accounts receivable, net of allowances of $0 and $10, respectively	22,782	35,677
Inventory	41,992	57,439
Marketable securities	87,768	56,294
Other current assets	2,657	3,370
Total current assets	213,936	242,525
Property, plant and equipment, net	138,865	140,517
Other assets	2,436	2,202
Total noncurrent assets	141,301	142,719
Total Assets	$355,237	$385,244

Liabilities and Stockholders’ Equity
Accounts payable	$16,476	$21,688
Other current liabilities	19,758	14,111
Total current liabilities	36,234	35,799
Deferred revenue – long-term	27,684	29,256
Other noncurrent liabilities	30,985	31,951
Total noncurrent liabilities	58,669	61,207
Total liabilities	94,903	97,006
Commitments and contingencies
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 41,739,569 and 41,308,446 issued and outstanding as of December 31, 2012 and 2011, respectively	4	4
Accumulated other comprehensive income	2,597	1,803
Additional paid in capital	257,041	253,505
Retained earnings	692	32,926
Total stockholders’ equity	260,334	288,238
Total Liabilities and Stockholders’ Equity	$355,237	$385,244

FutureFuel Corp.

Condensed Consolidated Statements of Operations and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,
	2012	2011
Revenues	$74,589	$89,609
Cost of goods sold and distribution	66,540	70,277
Gross profit	8,049	19,332
Selling, general and administrative expenses	2,515	2,049
Research and development expenses	818	902
	3,333	2,951
Income from operations	4,716	16,381
Other income/(expense)	5,025	(931)
Income before income taxes	9,741	15,450
Provision for income taxes	3,572	4,829
Net income	$6,169	$10,621

Earnings per common share
Basic	$0.15	$0.26
Diluted	$0.15	$0.26
Weighted average shares outstanding
Basic	41,512,014	41,298,295
Diluted	41,611,258	41,478,725

Comprehensive Income
Net income	$6,169	$10,621
Other comprehensive income/(loss) from unrealized gains and losses on available-for-sale securities, net of tax of $(1,610) in 2012 and of $2,684 in 2011	(2,582)	4,294
Comprehensive income	$3,587	$14,915

	Twelve Months Ended December 31,
	2012	2011
Revenues	$351,829	$309,885
Cost of goods sold and distribution	294,576	248,130
Gross profit	$57,253	61,755
Selling, general and administrative expenses	7,717	6,628
Research and development expenses	3,444	3,512
	11,161	10,140
Income from operations	46,092	51,615
Other income	8,788	1,160
Income before income taxes	54,880	52,775
Provision for income taxes	20,576	18,266
Net income	$34,304	$34,509

Earnings per common share
Basic	$0.83	$0.85
Diluted	$0.83	$0.84
Weighted average shares outstanding
Basic	41,366,860	40,708,552
Diluted	41,507,660	40,886,693

Comprehensive Income
Net income	$34,304	$34,509
Other comprehensive income from unrealized gains on available-for-sale securities, net of tax of $495 and $797 in 2012 and 2011, respectively	794	1,278
Comprehensive income	$35,098	$35,787

FutureFuel Corp.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2012	2011
Cash flows provided by operating activities
Net income	$34,304	$34,509
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	10,454	9,098
Provision for deferred income taxes	1,827	2,846
Change in fair value of derivative instruments	(1,506)	617
Other than temporary impairment of marketable securities	-	2,710
Impairment of fixed assets	-	466
Gain on the sale of investments	(3,927)	(590)
Losses on disposals of fixed assets	63	262
Stock based compensation	281	502
Noncash interest expense	24	21
Changes in operating assets and liabilities:
Accounts receivable	12,772	(389)
Accounts receivable – related parties	123	(123)
Inventory	15,447	(20,067)
Income taxes receivable	-	519
Prepaid expenses	(135)	(220)
Prepaid expenses – related parties	(32)	-
Accrued interest on marketable securities	(109)	(123)
Other assets	(249)	633
Accounts payable	(6,076)	4,037
Accounts payable – related parties	864	2,555
Income taxes payable	(503)	1,123
Accrued expenses and other current liabilities	368	(116)
Accrued expenses and other current liabilities – related parties	(43)	35
Deferred revenue	941	12,124
Net cash provided by operating activities	64,888	50,429
Cash flows from investing activities
Restricted cash	-	21,086
Collateralization of derivative instruments	2,510	(2,133)
Purchase of marketable securities	(58,745)	(87,320)
Proceeds from the sale of marketable securities	33,637	40,196
Purchases of auction rate securities	(1,150)	-
Proceeds from the sale of fixed assets	247	12
Capital expenditures	(9,112)	(23,208)
Net cash used in investing activities	(32,613)	(51,367)
Cash flows from financing activities
Proceeds from the issuance of stock	3,149	15,872
Minimum tax withholding on stock options exercised	(255)	-
Excess tax benefits associated with stock options	361	8
Payment of dividend	(66,538)	(16,254)
Net cash provided by financing activities	(63,283)	(374)
Net change in cash and cash equivalents	(31,008)	(1,312)
Cash and cash equivalents at beginning of period	89,745	91,057
Cash and cash equivalents at end of period	$58,737	$89,745

Cash paid for interest	$3	$5
Cash paid for income taxes	$19,252	$13,773
Non-cash capital expenditures	$-	$2,059

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended December 31,
	2012	2011
Adjusted EBITDA	$5,959	$19,600
Depreciation and amortization	(2,665)	(2,747)
Interest and dividend income	1,345	953
Interest expense	(6)	(8)
Gain on disposal of property and equipment	(1)	(169)
Gains/(losses) on derivative instruments	1,463	(6)
Other income/(expense), net	3,646	(1,707)
Impairment of fixed assets	-	(466)
Income tax expense	(3,572)	(4,829)
Net income	$6,169	$10,621

	Twelve Months Ended December 31,
	2012	2011
Adjusted EBITDA	$52,474	$61,701
Depreciation and amortization	(10,454)	(9,098)
Non-cash share-based compensation	(281)	(502)
Interest income and dividend income	4,776	3,495
Interest expense	(27)	(184)
Loss on disposal of property and equipment	(63)	(262)
Gains/(losses) on derivative instruments	4,528	(20)
Other income, net	3,927	(1,889)
Impairment of fixed assets	-	(466)
Income tax expense	(20,576)	(18,266)
Net income	$34,304	$34,509

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Twelve Months Ended December 31, 2012	Twelve Months Ended December 31, 2011
Adjusted EBITDA	$52,474	$61,701
Provision for deferred income taxes	1,827	2,846
Interest and dividend income	4,776	3,495
Income tax expense	(20,576)	(18,266)
Gains (losses) on derivative instruments	4,528	(20)
Change in fair value of derivative instruments	(1,506)	617
Changes in operating assets and liabilities, net	23,368	(12)
Other	(3)	68
Net cash provided by operating activities	$64,888	$50,429

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,
	2012	2011
Revenues
Chemicals	$40,822	$44,506
Biofuels	33,767	45,103
Revenues	$74,589	$89,609

Segment gross profit
Chemicals	$10,344	$14,778
Biofuels	(2,295)	4,554
Segment gross profit	8,049	19,332
Corporate expenses	(3,333)	(2,951)
Income before interest and taxes	4,716	16,381
Interest and dividend income	1,345	953
Other income/(expense)	3,680	(1,884)
Provision for income taxes	(3,572)	(4,829)
Net income	$6,169	$10,621

	Twelve Months Ended December 31,
	2012	2011
Revenues
Chemicals	$160,450	$168,237
Biofuels	191,379	141,648
Revenues	$351,829	$309,885

Segment gross profit
Chemicals	$48,661	$42,685
Biofuels	8,592	19,070
Segment gross profit	57,253	61,755
Corporate expenses	(11,161)	(10,140)
Income before interest and taxes	46,092	51,615
Interest and dividend income	4,776	3,495
Other income/(expense)	4,012	(2,335)
Provision for income taxes	(20,576)	(18,266)
Net income	$34,304	$34,509

Depreciation is allocated to segment costs of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

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